SUNGLASSES AGREEMENT
                              --------------------


THIS AGREEMENT is made and entered into as of the 1st day of December, 2000 by and between MOSSIMO, INC., a Delaware corporation, with its principal place of business located at 2016 Broadway, Santa Monica, CA 90404 U.S.A. ("Mossimo"), MARCOLIN S.P.A.. a corporation organized under the laws of Italy with its principal place of business located at Via Noai 31, 32940 Frazione Vallesella Domegge di Cadora (BL) ("Marcolin") and TARGET STORES, a division of Target Corporation, a Minnesota corporation with its principal place of business located at 33 South Sixth Street, Minneapolis, MN 55402 U.S.A. ("Target").

         A. Mossimo and Marcolin entered into that certain Licensing Agreement dated June 9, 1999, as amended on July 31, 2000 (as amended, the "Marcolin Agreement") for the license of the MOSSIMO trademark to Marcolin for, among other things, sunglasses, all as more specifically set forth therein.

         B. Mossimo and Target entered into that certain License Agreement on March 28, 2000 (the "Target Agreement") for, among other things, the license of the MOSSIMO trademark to Target for use on a variety of merchandise, all as more specifically set forth therein.

         C. The parties wish to exclude from the Marcolin Agreement and add to the Target Agreement Non-Optical Sunglass Products (as defined below) distributed in the Territory (as defined below) on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the Marcolin Agreement and the Target Agreement, the following terms shall have the following meanings and shall include the plural as well as the singular:

         "Optical Channel" shall mean the channel of trade through which consumers purchase or otherwise obtain certain products which includes opticians, optometrists, ophthalmologists, optical chains (i.e., Pearle and Lenscrafters) and specialty eyeglass and sunglass stores (i.e.. InVision and Sunglass Hut).

         "Non-Optical Sunglass Products" shall mean sunglasses, sunglass cases and related accessories that are sold through channels of trade other than the Optical Channel, including, by way of example and not limitation, mass merchandise discount stores, super centers, mid-tier stores and department stores.

         "Territory" shall mean the United States, its territories and possessions.

         "Net Sales" shall mean the sales price to customers on all sales of Non-Optical Sunglass Products by Target (whether regular, markdown, clearance or otherwise), excluding sales tax and finance charges and, less any refunds and credits for returns actually given by Target to its customers.

2. MARCOLIN AGREEMENT. Marcolin and Mossimo hereby amend the Marcolin Agreement effective as of the date hereof by excluding sunglasses and sunglass cases distributed in the Territory outside of the optical channel from the definition of PRODUCTS in said agreement and from the grant of rights to Marcolin thereunder, and releasing Marcolin from any reporting or payment obligations with respect thereto.

3. TARGET AGREEMENT. Mossimo and Target hereby amend the Target Agreement effective as of the date hereof by adding Non-Optical Sunglass Products distributed in the Territory to the definition of "Exclusive Merchandise" in said agreement and to the list of "Exclusive Merchandise Categories" set forth in Exhibit B thereto. The parties agree that all sales of Non-Optical Sunglass Products by Target shall be subject to the royalty and reporting requirements of the Target Agreement, and further, that Marcolin shall not have any reporting or royalty obligations to Mossimo with respect to any such sales.

4. PAYMENTS. In consideration of the transfer of rights described herein, Target shall pay to Marcolin a minimum of US$800,000 and a maximum of US$1,600,000 in accordance with the following schedule:

         (a) US$400,000 on or before December 31, 2000; and

         (b) US$400,000 on or before December 31, 2001; and

         (c) In the event that Target's Net Sales of Non-Optical Sunglass Products are greater than Us$35,000,000 and less than US$50,000,000 from the date hereof through December 31, 2002 (the "Term"), an additional US$400,000 within thirty (30) days of the end of the Term; or

         (d) In the event that Target's Net Sales of Non-Optical Sunglass Products are greater than US$50,000,000 during the Term, an additional US$800,000 within thirty (30) days of the end of the Term.

5. INDEMNIFICATION.

         (a) INDEMNIFICATION OF TARGET. Marcolin shall indemnify and hold Target and its affiliates, directors, officers, employees and agents harmless from and against any and all liabilities, losses, claims, suits, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or otherwise relating to any claims arising out of the manufacture, packaging, distribution, promotion, sale, marketing or advertising of Non-Optical Sunglass Products by Marcolin, provided that (i) prompt written notice is given to Marcolin upon Target becoming aware of any such actual or threatened claims or suits; (ii) Marcolin shall have the option to exclusively

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


undertake and conduct the defense and/or settlement of any such claims or suits; and (iii) no settlement or attempt at settlement of any such claims or suits is made without the prior written consent of Marcolin.

         (b) INDEMNIFICATION OF MARCOLIN. Target shall indemnify and hold Marcolin and its affiliates, directors, officers, employees and agents harmless from and against any and all liabilities, losses, claims, suits, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or otherwise relating to any claims arising out of the manufacture, packaging, distribution, promotion, sale, marketing or advertising of Non-Optical Sunglass Products by or on behalf of Target, provided that (i) prompt written notice is given to Target upon Marcolin becoming aware of any such actual or threatened claims or suits; (ii) Target shall have the option to exclusively undertake and conduct the defense and/or settlement of any such claims or suits; and (iii) no settlement or attempt at settlement of any such claims or suits is made without the prior written consent of Target.

6. CONFIDENTIALITY. The parties acknowledge and agree that any and all reports and financial information disclosed by a party pursuant to this Agreement are confidential information commercially valuable to such party (the "Confidential Information"). The parties acknowledge that Confidential Information is disclosed hereunder on a confidential basis to be used only as expressly permitted by the disclosing party. Each receiving party, its officers, directors, employees, and agents, shall protect the Confidential Information belonging to the other party and shall not disclose it to any other person, firm, organization, or employee unless authorized, in writing, by the disclosing party. If required by governmental or judicial law regulation or ruling, pursuant to subpoena or other court or administrative process, the receiving party shall give prompt notice to the disclosing party of such pending disclosure and shall, if requested, assist the disclosing party in seeking a protective order or other measures to preserve the confidentiality of such Confidential Information. Except as expressly permitted hereunder, the Confidential Information may not be copied, reprinted, duplicated, or recreated in whole or in part without the express written consent of the disclosing party. Each receiving party shall take responsibility for action by instruction, agreement or otherwise with respect to its employees or other persons permitted access to the Confidential Information to comply fully with the obligations hereunder with respect thereto. The parties each agree to return the Confidential Information belonging to the other party, and all copies thereof, to the disclosing party, upon request. Each party hereby consents to the disclosure of its Confidential Information to any of the other party's attorneys, accountants and similar third parties who have a business "need to know" such information.


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


7. GENERAL PROVISIONS.

         (a) All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered either by personal service. facsimile or prepaid overnight courier service and addressed as follows:

If to Mossimo:               Mossimo, Inc.
                             2016 Broadway
                             Santa Monica, CA 90404
                             Attn.: Chief Executive Officer

If to Target:                Target Stores
                             33 South Sixth Street
                             Minneapolis, MN 55405
                             Attn: Senior Vice President,
                             Merchandising Softlines

With a copy to:              Target Brands, Inc.
                             33 South Sixth Street
                             Minneapolis, MN 55405
                             Attn: President

If to Marcolin:              Marcolin S.P.A.
                             c/o Marcolin USA, Inc.
                             200 Forge Way
                             Rockaway, NJ 07866
                             Attn: Russell P. Guagenti

If delivered personally, such notices or other communications shall be deemed delivered upon delivery. If sent by fax, such notice or other communications shall be deemed delivered when received provided that the sender has confirmation of receipt. If sent by prepaid overnight courier service, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt. Any party may change its address at any time by written notice to the other party as set forth above.

         (b) Nothing in this Agreement shall create a partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the parties hereto, and neither Mossimo, Marcolin nor Target shall have the power to obligate or bind the other in any manner whatsoever.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to its provisions governing conflicts of laws. This Agreement constitutes the complete agreement of the parties on the subject matter covered herein and supersedes all prior or contemporaneous understandings, agreements or representations, written or oral, of the parties hereto. Except as expressly

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


modified herein, the Marcolin Agreement and the Target Agreement shall remain in full force and effect. This Agreement shall be binding upon the successors and assigns of each party. This Agreement may not be amended except by a writing signed by the parties hereto and expressly declared to be an amendment or modification thereof. In the event that any one or more of the provisions of this Agreement is unenforceable, the enforceability of the remaining provisions shall be unimpaired.

         (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in the manner appropriate to each, as of the day and year first above written.



                            MOSSIMO, INC.

                            By: /s/ Mossimo Giannulli
                                -------------------------------------
                            Title:
                                   ----------------------------------


                            TARGET STORES, a division of Target Corporation

                            By: /s/ Sandra Doyle
                               --------------------------------------
                            Title: VPMM
                                  -----------------------------------


                            MARCOLIN S.P.A.

                            By: /s/ signature
                               --------------------------------------
                            Title: Executive VP & Licensing Director
                                  -----------------------------------

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


                                    EXHIBIT A

                                   Trademarks
                                   ----------

                                  Registrations
                                  -------------

Trademark                 Class       Registration Number      Registration Date

M IN A BOX DESIGN           25            1611314                28 Aug 1990

MOSS                         9            2155830                05 May 1998

MOSS                        25            2157797                12 May 1998

MOSSIMO (Block)              9            1746343                12 Jan 1993

MOSSIMO (Block)             14            2051272                08 Apr 1997

MOSSIMO (Block)             25            1551068                08 Aug 1989

MOSSIMO (Stylized)          14            2053214                15 Apr 1997

MOSSIMO (Stylized)          25            2201308                03 Nov 1998

MOSSIMO (Stylized)          42            1970116                23 Apr 1996

MOSSIMO (Stylized)          42            1984437                02 Jul 1996

MOSS1MO AND BADGE           25            1813793                28 Dec 1993
DESIGN

MOSSIMO AND M DESIGN         9            1775768                08 Jun 1993

MOSSIMO AND M DESIGN        25            1620035                30 Oct 1990

MOSSIMO GIANNULLI            9            2157796                12 May 1998

MOSSIMO GIANNULLI           25            2155829                05 May 1998


                                  Applications
                                  ------------

Trademark                 Class       Application Number         Filing Date

BABY MOSS                   25            75/100784              8 May 1996

MOSS                    3, 14, 18         74/735725              29 Sep 1995

MOSSIMO (BLOCK)              3            75/633095              02 Feb 1999

MOSSIMO (Stylized)           3            75/248668              27 Feb 1997

MOSSIMO (Stylized)           9            75/689070              21 Apr 1999

MOSSIMO (Stylized)          18            75/759670              26 Jul 1999

MOSSIMO FOOTWEAR            25            75/768844              4 Aug 1999

MOSSIMO FOOTWEAR            35            75/767903              4 Aug 1999